ARTICLES OF INCORPORATION
                                       OF
                             BIO-AQUA SYSTEMS, INC.

         The undersigned, being a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizating a corporation under the laws of the State of Florida.


                                   ARTICLE I.
                                 CORPORATE NAME

         The name of this Corporation shall be:  BIO-AQUA SYSTEMS, INC.

                                   ARTICLE II.
                      PRINCIPAL OFFICE AND MAILING ADDRESS

         The principal office and mailing address of the Corporation is c/o Andean Development Corporation, One Lincoln Place, 1900 Glades Road, Suite 351, Boca Raton, Florida 33431.

                                  ARTICLE III.
                     NATURE OF CORPORATE BUSINESS AND POWERS

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

                                   ARTICLE IV.
                                  CAPITAL STOCK

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) twenty-two million (22,000,000) shares of common stock, par value $.0001 per share, of which 20,000,000 shares have been designated as Class A Common Stock and 2,000,000 shares have been designated as Class B Common Stock, and (ii) five million (5,000,000) shares of Preferred Stock having a par value of $.0001 per share.

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The Class A Common Stock shall be designated as follows:

         1. Designation and Number of Shares. The Class A Common Stock shall be designated "Class A Common Stock" of a par value of $.0001 each, and the number of shares constituting the Class A Common Stock shall be 20,000,000 shares.

         2. Voting Rights. Holders of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held.

         3. Dividends. Holders of Class A Common Stock shall be entitled to dividends as shall be designated by the Company's Board of Directors from time to time.

The Class B Common Stock shall be designated as follows:

         1. Designation and Number of Shares. The Class B Common Stock shall be designated "Class B Common Stock" of a par value of $.0001 each, and the number of shares constituting the Class B Common Stock shall be 2,000,000 shares.

         2. Voting Rights. Holders of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held.

         3. Dividends. Holders of Class B Common Stock shall be entitled to dividends as shall be designated by the Company's Board of Directors from time to time.

         4. Conversion. Holders of Class B Common Stock may convert any shares of Class B Common Stock held by any of them into shares of Class A Common Stock, provided that upon conversion, the voting rights of such converted shares shall be on a one vote for one share basis; and provided that such Class A Common Stock are unencumbered or are not subject to any escrow agreement or otherwise.

         5. Sale or Transfer of Class B Common Stock. Holders of Class B Common Stock may sell or transfer any or all of their shares of Class B Common Stock to any party, who will have the same rights, privileges, and restrictions, if applicable, of any other holder of Class B Common Stock.

         Classes and series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such classes of Common Stock as adopted by the Board of Directors.



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                                   ARTICLE V.
                                TERM OF EXISTENCE

         This Corporation shall have perpetual existence.

                                   ARTICLE VI.
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

                                   David Mayer
                       c/o Andean Development Corporation.
                                One Lincoln Place
                           1900 Glades Road, Suite 351
                            Boca Raton, Florida 33431


                                  ARTICLE VII.
                               BOARD OF DIRECTORS

         This Corporation shall have two (2) Directors initially.

                                  ARTICLE VIII.
                                INITIAL DIRECTORS

         The names and addresses of the initial Directors of this corporation are:

                                   Max Rutman
                                One Lincoln Place
                           1900 Glades Road, Suite 351
                            Boca Raton, Florida 33431

                                   David Mayer
                                One Lincoln Place
                           1900 Glades Road, Suite 351
                            Boca Raton, Florida 33431



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                                   ARTICLE IX.
                                  INCORPORATOR

         The name and address of the person signing these Articles of Incorporation as the Incorporator is David Mayer, c/o Andean Development Corporation, One Lincoln Place, 1900 Glades Road, Suite 351, Boca Raton, Florida 33431.

                                   ARTICLE X.
                                 INDEMNIFICATION

         This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

                                   ARTICLE XI.
                             AFFILIATED TRANSACTIONS

         This Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

                                  ARTICLE XII.
                           CONTROL SHARE ACQUISITIONS

         This Corporation expressly elects to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on this ___ day of March 1999.


                                        ___________________________________
                                        David Mayer, Incorporator


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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                        AND OFFICE FOR SERVICE OF PROCESS


         BIO-AQUA SYSTEMS, INC., a corporation existing under the laws of the State of Florida, with its principal office and mailing address at c/o Andean Development Corporation, One Lincoln Place, 1900 Glades Road, Suite 351, Boca Raton, Florida 33431, has named David Mayer, whose address is c/o Andean Development Corporation, One Lincoln Place, 1900 Glades Road, Suite 351, Boca Raton, Florida 33431, as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE:

         Having been named to accept service of process for the above-named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.



                                                           ____________________
                                                           David Mayer


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